UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2017

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Power Solutions International, Inc. (the “Company”) and Weichai America Corp. (“Weichai” or the “Purchaser”) entered into a Share Purchase Agreement, dated as of March 20, 2017 (the “Purchase Agreement”), and a Shareholders Agreement (the “Shareholders Agreement”), dated as of March 20, 2017, and the Company and an affiliate of Weichai entered into a Strategic Collaboration Agreement (the “Collaboration Agreement”), dated as of March 20, 2017. At the closing of the Purchase Agreement, the Company and Weichai will also enter into an Investor Rights Agreement (“Rights Agreement”).

Purchase Agreement and Warrants

The Purchase Agreement provides for the Company at the closing to issue and sell to the Purchaser (i) 2,728,752 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) for an aggregate purchase price of $21,830,016, or $8.00 per share, (ii) 2,385,624 shares of Series B Convertible Perpetual Preferred Stock, par value $0.001 per share, of the Company (“Preferred Stock”) (automatically convertible into 4,771,248 shares of Common Stock upon the effectiveness of the Written Consent discussed below) for an aggregate purchase price of $38,169,984, or $16.00 per share of Preferred Stock (reflecting an as converted price of $8.00 per share of Common Stock) and (iii) a stock purchase warrant exercisable for 4,055,709 shares of Common Stock, or such number of additional shares of Common Stock such that upon exercise the Purchaser holds an aggregate number of shares of Common Stock equal to 51% of the Common Stock outstanding (the “2018 Warrant”). The 2018 Warrant will become exercisable for a three month period commencing upon the 18 month anniversary of the closing, provided, however, that the 2018 Warrant may become exercisable prior to such date to the extent that the Company is in default under its debt obligations and the Company’s lenders accelerate such obligations. The 2018 Warrant will be exercisable at a price per share of Common Stock equal to 85% of the volume weighted average price (“VWAP”) during the 20 consecutive trading day period preceding the date of exercise, or 50% of such preceding VWAP price if the Company is delisted from Nasdaq as of the 18 month anniversary of the closing (and if the 2018 Warrant is exercised prior to such date, the exercise price shall be appropriately adjusted depending on whether the Company is or is not delisted from Nasdaq on such date). The 2018 Warrant exercise price is subject to further reduction pursuant to a formula that provides for such adjustment in case the Company’s 2017 adjusted EBITDA is less than $22,000,000 or its net book value per share as of December 31, 2016 is less than $8.00 (in each case as determined from the Company’s audited financial statements for such fiscal years), provided that the aggregate amount of such downward adjustments in the 2018 Warrant exercise price shall not exceed $15,000,000. If the Stockholder Proposal (as defined below) has not been approved prior to the exercise of the 2018 Warrant, the 2018 Warrant shall be exercisable for a number of shares of Preferred Stock (instead of Common Stock) which are convertible into the number of shares of Common Stock for which the 2018 Warrant would otherwise be exercisable. In addition, if the Company is obligated to issue shares to resolve a specified dispute following the 18 month anniversary of the Closing, the Company will issue to Weichai an additional Warrant (the “Additional Warrant”) to offset the dilutive effect of such issuance, and the terms of such Additional Warrant shall be similar to the terms of the 2018 Warrant. On the date of closing, the size of the Company’s board of directors will be increased to seven and the Company will appoint as directors two individuals designated by the Purchaser.

The Purchase Agreement contains customary representations, warranties and agreements of the parties and the closing is subject to customary closing conditions, including the performance by the Company of agreements and covenants required to be performed prior to the closing date and the Company obtaining required third party consents reasonably acceptable to the Purchaser. Immediately after execution of the Purchase Agreement, the Company must use reasonable best efforts to deliver an irrevocable stockholder written consent (the “Written Consent”) executed by Gary Winemaster and Kenneth Winemaster, the Company’s majority controlling stockholders (the “Founding Stockholders”), consenting to the adoption of resolutions approving the conversion of the Preferred Stock into Common Stock, the issuance of Common Stock and/or Preferred Stock upon the exercise of the 2018 Warrant and the Additional Warrant, and the proxy, board representation and voting rights set forth in the Shareholders Agreement and the Rights Agreement (collectively, the “Stockholder Proposal”). The Written Consent has been obtained and will not be effective until twenty days following the distribution of an information statement to the Company’s stockholders. The Company is also obligated to cause the Founding Stockholders to enter into a Stock Pledge Agreement relating to the pledge of 4,180,545 shares of Common Stock collectively owned by the Founding Stockholders consistent with terms specified in the Purchase Agreement and the Shareholders Agreement, the effect of which, among other things, will confer upon the Purchaser either the record ownership or the voting power associated with such shares of Common Stock effective if the Written Consent has not become effective within one year following the closing under the Purchase Agreement.

Investor Rights Agreement

The Company and the Purchaser will enter into the Rights Agreement on the closing of the Purchase Agreement. The Rights Agreement provides the Purchaser with representation on the Company’s board of directors (the

“Board”) and management representation rights. On the closing of the Purchase Agreement, the Company will increase the number of directors constituting the Board to seven and shall cause the appointment to the Board of two individuals designated by Weichai, one of whom will be the chairman of the Board. Thereafter, the Rights Agreement requires the Company to nominate for election three Weichai designated directors (“Weichai Directors”) and use best efforts to cause their election in connection with each annual meeting of stockholders of the Company. Weichai will maintain its rights to require the Company to nominate three Weichai Directors as long as it owns 30% of the outstanding shares of Common Stock (calculated on a fully-diluted as-converted basis (excluding certain excepted issuances)). Weichai will have the right to nominate two Weichai Directors as long as it owns 20% of the outstanding shares of Common Stock and one director as long as it owns 10% of the outstanding shares of Common Stock (in each case, calculated on a fully-diluted as-converted basis (excluding certain excepted issuances)). Upon the exercise of the 2018 Warrant in full, as long as Weichai owns 40% of the outstanding shares of Common Stock (calculated on a fully-diluted as-converted basis (excluding certain excepted issuances)), the Company shall cause the appointment to the Board of an additional individual designated by Weichai and Weichai shall thereafter have the right to nominate for election four Weichai Directors and any additional number of designees necessary to ensure that its designees constitute the majority of the directors serving on the Board. The Company also agreed in the Rights Agreement, that during any period when the Company is a “controlled company” within the meaning of the NASDAQ Listing Rules, it will take such measures as to avail itself of the “controlled company” exemptions available to it under Rule 5615 of the Nasdaq Listing Rules of Rules 5605(b), (d) and (e).

Pursuant to the management representation rights contained in the Rights Agreement, the Purchaser shall have the right to appoint an individual to serve in a management role as a vice president or an equivalent role and title and once appointed, the designated vice president shall be primarily responsible for overseeing the collaboration between the Company and Weichai under the Collaboration Agreement.

The Rights Agreement provides Weichai with certain governance rights. In accordance with these rights, the Company must provide prescribed notice and undertake good faith consultation with Weichai before taking any of the following actions: (a) creating, participating or terminating any partnership, joint venture, consortium or similar business arrangement, (b) approving the annual budget and business plan and material amendments thereof, (c) causing or permitting encumbrances except as contemplated in the approved annual budget plan, on assets with value not in excess of $500,000 or arising in the ordinary course of business under law, (d) appointing, removing or replacing any “C-suite level” executive and (e) approving, amending, modifying or terminating any employee equity incentive plans. The Company may take the foregoing actions if approved by a majority of the Board (including one Weichai Director). The following actions require the approval of Weichai or a Weichai Director: (i) declaration of dividends and other distributions, (ii) the creation of any new class of equity security, the repurchase, redemption or retirement of equity securities and the amendment of the rights, preferences and privileges of any equity security and (iii) the increase or decrease in the size of the Board other than to increase the size to seven.

The Rights Agreement requires the Company to promptly inform and consult with Weichai regarding the recruitment of the chief executive officer, chief financial officer, and chief operating officer of the Company, and provides Weichai with the right to propose candidates for such positions.

The Rights Agreement also contains certain demand, shelf registration and piggyback rights that require the Company to register for offer and sale with the Securities and Exchange Commission (the “SEC”) the Common Stock owned by the Purchaser. The Rights Agreement also provides Weichai with preemptive rights pursuant to which Weichai shall have a right to purchase a pro rata portion of any new issue of securities, including Common Stock (excluding certain excepted issuances). The Rights Agreement also requires Weichai and the Founding Stockholders to be subject to a standstill agreement whereby such parties agree not to acquire additional shares of Common Stock (excluding certain limited exceptions) until the earlier of (a) three (3) years following closing, (b) the date when Weichai exercises the 2018 Warrant in full, or (c) the occurrence of a change of control sale event, other than certain limited exceptions or with the consent of at least seventy-five percent (75%) of the members of the Board.

Shareholders Agreement

The Founding Stockholders, the Company and Weichai entered into the Shareholders Agreement which requires, inter alia, the Founding Stockholders to refrain from revoking or seeking to revoke the Written Consent and to reject any other transaction, proposal, agreement or action which is made in opposition to the Stockholder Proposal or in competition or inconsistent with the Stockholder Proposal. The Shareholders Agreement also requires the Founding Stockholders to pledge collectively 4,180,545 shares of Common Stock as required pursuant to the Purchase Agreement and/or to grant to Weichai a proxy for shares of their Common Stock such that Weichai has the right to vote a number of shares of Common Stock held by the Founding Stockholders equal to the number of shares of Common Stock into which Weichai’s shares of Preferred Stock would otherwise be convertible, such pledge and/or proxy to become effective if the Written Consent has not become effective within one year following the closing under the

Purchase Agreement. Such pledge and/or proxy shall terminate upon the conversion of Weichai’s shares of Preferred Stock into Common Stock. The Shareholders Agreement, commencing upon the closing, also prohibits the Founding Stockholders from voting on certain prescribed fundamental corporate matters unless previously agreed in writing by the Purchaser and obligates the Founding Stockholders to not vote to remove any Weichai Directors, nor vote on any action to reduce or increase the size of the Board and to vote in favor of the Weichai Directors at any annual or special meeting of stockholders or in connection with any action by written consent in lieu of any such meeting. The Shareholders Agreement requires the Company to maintain a Nominating and Governance Committee comprised of a majority of independent directors. Gary Winemaster has committed to facilitate a reconstitution of the Board to meet the Company’s requirements. Consistent with this commitment, the Shareholders Agreement contemplates that Mr. Winemaster will end his tenure with the Board on or before April 6, 2017 as provided therein. The Shareholders Agreement provides that the Nominating Committee shall have the exclusive authority to nominate non-Weichai Directors for election by the stockholders of the Company, but does not otherwise obligate the Purchaser or the Founding Stockholders to vote in favor of or against the election of any such nominees. The Shareholders Agreement further provides that unless prohibited by applicable laws or stock exchange requirements, Weichai shall have the right to nominate all of the Weichai Directors as non-independent directors.

The Shareholders Agreement contains a right of first refusal which obligates the Founding Stockholders prior to the transfer of any shares of Common Stock (or other equity securities of the Company), other than to certain prescribed permitted transferees and certain excepted transfers, to first offer to sell such securities to Weichai in accordance with the procedures set forth in the agreement.

Strategic Collaboration Agreement

As part of the Transaction, the Company and Weichai Power Co., Ltd. (an affiliate of the Purchaser) have executed a Collaboration Agreement in order to achieve their respective strategic objectives, and they desire to continue and further enhance the strategic cooperation alliance between them in order to share experiences, expertise and resources. Among other things, the Collaboration Agreement establishes a joint steering committee, permits Weichai to second a limited number of certain technical, marketing, sales, procurement and financing personnel to work in the Company and establishes several collaborations, including with respect to Stationary National Gas Application and Weichai Diesel Engines. The Collaboration Agreement provides for the steering committee to create various sub-committees with operating roles and otherwise specifies the treatment of intellectual property of parties prior to the collaboration and the intellectual property developed in the collaboration. The agreement has a term of three years.

The foregoing description of the Purchase Agreement, the 2018 Warrant, the Rights Agreement, the Shareholders Agreement and the Collaboration Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the Certificate of Designation (as defined below), the Company is obligated to redeem the Preferred Stock at any time after the first anniversary of the closing date, an obligation that will be extinguished upon the automatic conversion of the Preferred Stock as described in Item 3.03 of this Form 8-K. The information provided in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, the Company has agreed to issue 2,728,752 shares of Common Stock, 2,385,624 shares of Preferred Stock (convertible into 4,771,248 shares of Common Stock), the 2018 Warrant exercisable for 4,055,709 shares of Common Stock, or such number of additional shares of Common Stock such that upon exercise the Purchaser holds an aggregate number of shares of Common Stock equal to 51% of the Common Stock outstanding (or for shares of Preferred Stock if the Stockholder Proposal has not been approved prior to the exercise of the 2018 Warrant), and the Additional Warrant (if required pursuant to the terms of the Purchase Agreement) (collectively, the “Securities”). Additional information pertaining to the issuance of the Securities is contained in Items 1.01, 2.03 and 3.03 of this Form 8-K and is incorporated herein by reference. The Securities will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The Securities and the underlying Common Stock issuable upon conversion or exercise thereof will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Purchase Agreement, the Company will issue at the closing 2,385,624 shares of Preferred Stock. In connection with the closing of the Purchase Agreement, the Company intends to file a Certificate of Designation of Series B Convertible Perpetual Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware.

The following is a summary description of the powers, preferences and rights of the Preferred Stock and the general effect of the issuance of such shares on the Company’s other classes of securities. This description is a summary and, as such, does not purport to be complete and is subject to, and is qualified in its entirety, by reference to all of the terms and conditions of the Preferred Stock in the related Certificate of Designation, which is filed as Exhibit 3.1 hereto. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings assigned to them in the Certificate of Designation.

Prior to 180 days after the closing date (the “Accrual Date”), holders of the Preferred Stock will participate equally and ratably with the holders of shares of Common Stock in all dividends on the shares of Common Stock on an as converted basis. Commencing on the Accrual Date, holders of Preferred Stock shall be entitled to quarterly cumulative dividends and if declared will be payable quarterly in cash on January 15, April 15, July 15 and October 15 of each year at the annual rate of 10% of the $16.00 per share liquidation preference. Such dividends shall be declared and payable unless the Company is not permitted to declare or pay such dividend or incur such liability either (x) as a matter of law or (y) under the terms of the Company’s debt financing agreements. In the event any dividends are prohibited from being declared or paid pursuant to the foregoing sentence, all deferred dividends shall be payable on the next dividend payment date when the Company is no longer being prohibited from doing so.

The Preferred Stock contains limitations on the Company’s ability to pay distributions on its shares ranking, as to the payment of distributions or rights upon the Company’s liquidation, dissolution or winding up, on a parity with or junior to the Preferred Stock, including the Company’s Common Stock, for any period unless all accrued and unpaid dividends all have been or contemporaneously are declared and paid, or are declared and a sum of cash sufficient for the payment thereof is set apart for such payment.

In the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of the Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders of the Company, before any distributions on the Common Stock or any other junior stock, an amount equal to the greater of the liquidation preference plus accrued and unpaid dividends, or the amount that would otherwise be payable on an as converted basis assuming the conversion of the Preferred Stock into Common Stock.

If, upon our liquidation, winding-up or dissolution of the Company, our assets are insufficient to make the full payment due to holders of the Preferred Stock, no such distribution shall be made on any parity stock unless the Preferred Stock shares ratably in any such distribution.

The holders of Preferred Stock are entitled to vote with respect to: (i) any amendment of the Certificate of Incorporation if the amendment would alter or change the powers, preferences, privileges or rights of the holders with respect to Preferred Stock so as to affect them adversely, (ii) issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any parity stock or senior stock, or (iii) reclassify any authorized stock of the Company into any parity stock or senior stock, or any obligation or security convertible into or evidencing a right to purchase any senior stock. Otherwise, the holders of Preferred Stock will not have any voting rights, including the right to elect any directors, except as required by law.

Effective as of the close of business on the effectiveness of the approval of the Stockholder Proposals which include proposals to issue Common Stock upon conversion of the Preferred Stock and exercise of the 2018 Warrant and the Additional Warrant (if any) for purposes of Nasdaq Listing Rule 5635 (the “Stockholder Approval Date”), the holders’ shares of Preferred Stock will automatically, without any action of such holder, convert into a number of shares of Common Stock equal to the aggregate liquidation preference of such shares of Preferred Stock (but excluding any accrued but unpaid dividends, which shall be cancelled upon such conversion) divided by the conversion price then in effect. The conversion price is initially equal $8.00 per share of Common Stock (so each share of Preferred Stock initially converts into two shares of Common Stock).

The Conversion Price is subject to adjustment upon the occurrence of any of the following events: (i) the payment of distributions payable in Common Stock; (ii) the issuance to all holders of Common Stock of certain options, warrants or other rights entitling them to subscribe for or purchase our Common Stock for a period expiring within 60 days from the date of issuance of such options, warrants or other rights at a price per share of Common Stock less than 100% of the Market Value on the date fixed for the determination of stockholders of the Company entitled to receive such options, warrants or other rights; (iii) subdivisions, splits or reclassifications of our Common Stock into a greater number of Common Stock; (iv) distributions to all holders of outstanding Common Stock, including evidences of indebtedness, assets or securities, but excluding any dividends or distributions of options, warrants or other rights referred to in (i) or (ii) above, dividends and distributions paid exclusively in cash; (v) dividends and distributions of capital stock or equity interests in connection with spin offs; and (vi) a tender or exchange offer that requires a payment in excess of the closing sales price for the Common Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Purchase Agreement, the Company intends to file the Certificate of Designation with the Secretary of State of the State of Delaware. The Certificate of Designation sets forth the rights, powers and preferences of the Preferred Stock. The information contained in Item 3.03 of this Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 27, 2017, the Company issued a press release regarding the transactions with Weichai America Corp. as further described in this Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Caution Regarding Forward-Looking Statements

This Form 8-K includes information that constitutes forward-looking statements. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: the final results of the Audit Committee’s internal review as it impacts the Company’s accounting, accounting policies and internal control over financial reporting; the reasons giving rise to the resignation of the Company’s prior independent registered public accounting firm; the time and effort required to complete the restatement of the affected financial statements and amend the related Form 10-K and Form 10-Q filings; the Nasdaq Hearing Panel’s decision and inability to file delinquent periodic reports within the deadlines imposed by Nasdaq and the potential delisting of the Company’s common stock from Nasdaq and any adverse effects resulting therefrom; the subsequent discovery of additional adjustments to the Company’s previously issued financial statements; the timing of completion of necessary re-audits, interim reviews and audits by the new independent registered public accounting firm; the timing of completion of steps to address and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the financial reporting and internal control matters and related class action litigation; the impact of the resignation of the Company’s former independent registered public accounting firm on the Company relationship with its lender and trade creditors and the potential for defaults and exercise of creditor remedies and the implications of the same for its strategic alternatives process; the impact of the previously disclosed investigation initiated by the SEC and any related or additional governmental investigative or enforcement proceedings. Actual events or results may differ materially from the Company’s expectations. The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The Exhibit Index appearing immediately after the signature page to this Report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ William Buzogany
William Buzogany General Counsel

Dated: March 27, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Certificate of Designation of Series B Convertible Perpetual Preferred Stock of Power Solutions International, Inc.

10.1	Share Purchase Agreement among Power Solutions International, Inc. and Weichai America Corp., dated as of March 20, 2017.*

10.2	Form of Warrant to Purchase Shares of Power Solutions International, Inc.

10.3	Form of Investor Rights Agreement between Power Solutions International, Inc. and Weichai America Corp.

10.4	Shareholders Agreement by and among Power Solutions International, Inc., Weichai America Corp. and the Founding Stockholders, dated as of March 20, 2017.*

10.5	Strategic Collaboration Agreement between Weichai Power Co., Ltd. and Power Solutions International, Inc., dated March 20, 2017.*+

99.1	Press release of Power Solutions International, Inc., dated March 27, 2017 (furnished herewith).

*	Agreement was entered into by the parties thereto on March 21, 2017.

+	Confidential portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.